 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FedFirst Financial Corporation of our report dated March 9, 2010, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
September 27, 2010